UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of Michael H. Jenkins as Chief Executive Officer

Orion Energy Systems, Inc. (the “Company”) announced today that Michael H. Jenkins, the Company’s Chief Executive Officer, has been replaced as Chief Executive Officer of the Company (the “Termination Date”). Mr. Jenkins has served as the Company’s Chief Executive Officer and a member of the Company’s board of directors (the “Board”) since November 2022.

Appointment of Sally A. Washlow as new Chief Executive Officer

In conjunction with Mr. Jenkins’ announced replacement, the Company also announced its Board’s appointment of Sally A. Washlow as the Company’s new Chief Executive Officer, effective as of Mr. Jenkins’ Termination Date. Ms. Washlow, age 53, has served as a member of the Board since August 2022, and she will continue to serve on the Board. Ms. Washlow currently leads the Midwest region for Lee Hecht Harrison’s International Center for Executive Options working with senior level and C-Suite executives from companies ranging from Fortune 10 to privately held. Since 2017, Ms. Washlow has operated SW Consulting LLC, supporting companies with executive management, strategy initiatives and board service to privately and publicly held companies. From 2015 to 2017, Ms. Washlow was the Chief Executive Officer of Cedar Electronics Corporation (formerly a public company, Nasdaq: COBR), a supplier of radar detectors, GPS systems, dash cameras and other electronic products, and led the integration of the Cobra and Escort electronics businesses. Prior to Cedar Electronics, Ms. Washlow worked for 13 years at Cobra Electronics Corporation in various capacities, including as President from 2013 until 2015.

In connection with her appointment as the Company’s new Chief Executive Officer, on April 14, 2025, the Company entered into an Executive Employment and Severance Agreement with Ms. Washlow (the “Employment Agreement”), pursuant to which she will be provided with the following compensation arrangements: (i) an annual base salary of $382,500, provided that if the Company’s other named executive officers’ base salaries are returned to their pre-reduction levels, then Ms. Washlow’s base salary will also be similarly adjusted up to $425,000; (ii) a target annual bonus of 100% (threshold 80% and maximum of 200%) of her base salary upon the Company’s relative achievement of executive incentive plan performance targets for each fiscal year; (iii) a special bonus of $100,000 if the Company achieves a stretch goal of $100 million in revenue for fiscal 2026; (iv) a cash signing bonus of $500,000 payable on June 2, 2025, approximately $300,000 of which must be used by Ms. Washlow to purchase the Company’s common stock, no par value (“Common Stock”) directly from the Company shortly after the Company announces its fiscal 2025 financial results; and (v) a pre-change of control severance multiplier of 1.5x and a post-change of control severance multiplier of 2.0x.

In addition, the Employment Agreement provides that, on the 15th trading day after the Company announces its fiscal 2025 financial results, Ms. Washlow will be granted an initial equity grant consisting of a non-qualified stock option exercisable for a total of 500,000 shares of Common Stock. The option exercise price per share will be equal to the closing sale price of the Common Stock over the preceeding 10 trading days. Out of this grant, the portion of Ms. Washlow’s stock option exercisable for one-half of the option shares (250,000 shares) will vest pro rata over a three-year period after the grant date, provided that Ms. Washlow is then still employed by the Company on each applicable vesting date. The portion of Ms. Washlow’s stock option exercisable for the second one-half of the grant (250,000 shares) will vest as follows if the Company’s per share price achieves the following levels over the three-year period after the grant date and provided Ms. Washlow is then still employed by the Company on the applicable vesting date: (a) one-third at $3.00; (b) one-third at $4.00; and (c) one-third at $5.00. Achievement of the target share prices will be determined based on a five trading day average closing price of the Common Stock. This stock option grant will be forfeited if not approved by the Company’s shareholders at the Company’s 2025 annual shareholders meeting.

In addition, Ms. Washlow will be entitled to certain other benefits and perquisites, including: (i) term life insurance, with a face value of $1,000,000; (ii) health and prescription drug reimbursement per the Company’s plan; (v) reimbursement for her COBRA premiums to continue her current health care coverage with her former employer until she and her family are fully covered under the Company’s health plan; (iv) group long-term disability insurance; (v) an automobile allowance of $1,000 per month, plus mileage from her home to the Company’s

Manitowoc, Wisconsin headquarters; (vi) tax preparation fee reimbursement; (vii) annual executive physical reimbursement; (viii) reimbursement for all travel, lodging and meal expenses for travel for, and working at, the Company’s offices; and (ix) reimbursement of her legal fees to complete the Employment Agreement.

There are no arrangements or understandings between Ms. Washlow and any other person pursuant to which Ms. Washlow was selected as an officer, or previously as a director. There are no family relationships between Ms. Washlow and any other director or other officer of the Company, and there are no transactions in which the Company is a party and in which Ms. Washlow has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Promotion of Scott Green to President and Chief Operating Officer

In support of Ms. Washlow’s appointment as the Company’s new Chief Executive Officer, Scott Green has been promoted by the Board to be the Company’s new President and Chief Operating Officer. In such capacity, Mr. Green will continue to be primarily responsible for Orion’s sales and project management functions. Mr. Green currently serves as the Company’s Executive Vice President and President of Orion Services Group. From May 2017 to November 2021, he previously served as Orion’s Chief Operating Officer.

Board Composition Changes

As a result of Ms. Washlow no longer being an independent director due to her appointment as the Company’s new Chief Executive Officer, Ms. Washlow stepped down as a member and Chair of the Board’s Human Capital Management and Compensation Committee and as a member of the Board’s Nominating and Corporate Governance Committee and Audit and Finance Committee. Heather Wishart-Smith was appointed by the Board as the new Chair of the Board’s Human Capital Management and Compensation Committee.

***

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 14, 2025, the Company issued a press release announcing the senior management and Board composition changes discussed above. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Executive Employment and Severance Agreement, dated April 14, 2025, by and between Orion Energy Systems, Inc. and Sally A. Washlow.

Exhibit 99.1	Press Release.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: April 14, 2025	By:	/s/ Anthony L. Otten
Anthony L. Otten
Board Chair

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